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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 30, 1998



                       NORWOOD PROMOTIONAL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          TEXAS                       0-21800                  74-2553074
          -----                       -------                  ----------
     (STATE OR OTHER             (COMMISSION FILE            (IRS EMPLOYER
     JURISDICTION OF                 NUMBER)               IDENTIFICATION NO.)
      INCORPORATION)



                         106 E. SIXTH STREET, SUITE 300
                               AUSTIN, TEXAS 78701
                               -------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (512) 476-7100




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ITEM 5.  OTHER EVENTS.

         On October 30, 1998, Norwood Promotional Products, Inc. completed the previously announced merger with a wholly-owned subsidiary of FPK, LLC, a limited liability company formed by Frank P. Krasovec, Norwood's Chairman, President and Chief Executive Officer. The merger was approved by Norwood's shareholders on August 19, 1998 and debt and equity financing for the merger were completed on October 30, 1998.

         Under the terms of the merger, each share of Norwood common stock (other than shares held by certain members of Norwood's management) has been converted into the right to receive $20.70 in cash. As a result of the merger, Norwood will be privately held and Norwood common stock will cease to be quoted on the Nasdaq Stock Market.




                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: November 12, 1998          NORWOOD PROMOTIONAL PRODUCTS, INC.


                                        By:      /s/ James P. Gunning, Jr.
                                            -----------------------------------
                                        Name:    James P. Gunning, Jr.
                                        Title:   Vice Chairman, Secretary,
                                                 Treasurer and Chief Financial
                                                 Officer